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                                    FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                         FLASHNET COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             TEXAS                                     75-2614852
     (STATE OF INCORPORATION                        (I.R.S. EMPLOYER
        OR ORGANIZATION)                           IDENTIFICATION NO.)



        1812 NORTH FOREST PARK BOULEVARD, FORT WORTH, TEXAS    76102

            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)



Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on which
    to be so registered                            each class to be registered
    -------------------                            ---------------------------
Common Stock, No Par Value                            Nasdaq National Market



       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

       If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the
                               following box. / /

        Securities Act registration statement file number to which this form relates: 333-69217



Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (TITLE OF CLASS)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required in response to this item is incorporated by reference to the description of capital stock in Registrant's Registration Statement No. 333-69217 on Form S-1 (the "S-1 Registration Statement"). The information required in response to this item will also be included in a form of prospectus subsequently filed by Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such information contained in such prospectus shall be deemed to be incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS.

     1. Registrant's Restated Articles of Incorporation are incorporated by reference to Exhibit 3.4 of the S-1 Registration Statement.

     2. Registrant's By-Laws are incorporated by reference to Exhibit 3.5 of the S-1 Registration Statement.

     3. Certificate representing shares of common stock of Registrant to be registered hereunder is incorporated by reference to Exhibit 4.16 to the S-1 Registration Statement.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       FLASHNET COMMUNICATIONS, INC.


                                       By: /s/ A. Lee Thurburn
                                          --------------------------------------
                                          A. Lee Thurburn, Chairman of the Board
                                          and Chief Executive Officer